Exhibit 10.28

AMENDMENT TO

SECURITIES ACQUISITION AGREEMENT

This Amendment to Securities Acquisition Agreement (“Amendment”) is made effective this __ day of December 2022 upon the terms and conditions set forth herein by and between High Roller Technologies, Inc., a Delaware corporation (the “Buyer” or “High Roller”) and Happy Hour Entertainment Holdings Ltd., a British Virgin Islands company having an address at 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola (the “Seller” or “HHEH”).

RECITALS

WHEREAS, the parties entered into that certain Securities Acquisition Agreement dated as of February 25, 2022 (the “Agreement”); and

WHEREAS, under the terms of the Agreement, the Seller transferred to Buyer and Buyer acquired from Seller shares of HR Entertainment, a company formed under the laws of the British Virgin Islands (the “Company”) that in the aggregate constituted not less than 35% of the outstanding shares of the Company (the “Shares”); and

WHEREAS, the parties contemplated that in exchange for the Shares, the Buyer would issue to the Seller two million shares of High Roller common stock and that number of additional shares of High Roller’s common stock which upon satisfying the Earnout Milestone (all terms not defined herein shall have the meanings assigned to them in the Agreement), would allow HHEH to own in the aggregate 20% of issued and outstanding shares of High Roller common stock; and

WHEREAS, the parties have agreed that the conditions of the Earnout Milestone have been satisfied; and

WHEREAS, High Roller has previously issued to HHEH an additional two million shares of High Roller common stock in satisfaction of the Earnout Milestone; and

WHEREAS, the parties desire to correct the number of High Roller Shares issuable to HHEH issuable in satisfaction of the Earnout Tranche retroactively to provide HHEH 20% of outstanding shares of common stock of High Roller.

NOW, THEREFORE, in exchange for and in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       The Recitals set forth above are herein incorporated as if restated in their entirety.

2         Paragraph 2(b) of the Agreement is hereby amended in its entirety to read as follows:

“The acquisition consideration shall consist of (i) two million (2,000,000) shares of common stock of the Buyer (the “Base Tranche Consideration”) delivered at the Closing (as defined below) and (ii) a further earnout consideration of three million (3,000,000) shares of common stock of the Buyer (the “Earnout Tranche”), provided that and subject to, Buyer’s online gaming brands and casino operations generating the equivalent of 1,500,000 euro net gaming revenue with profitability for at least three (3) consecutive months obtained prior to the one year anniversary of the Closing Date (the “Earnout Milestone”). As used herein “net gaming revenue” shall mean customer derived revenue from all online sites after customer wins, bonuses, promotions and chargebacks, as determined by U.S. GAAP (Generally Accepted Accounting Principles).”

3.        Except as explicitly noted herein, all other provisions of the Agreement are hereby reaffirmed without change or amendment of any kind.

4.       This Amendment and the Agreement together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.       This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed as of the day and year first above written.

SELLER

Happy Hour Entertainment Holdings Ltd.

By:

Name:

Title:

BUYER

High Roller Technologies, Inc.

By:

Name:

Title: